Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash., Announces Agreement with Warburg Pincus to Invest in Sterling

SPOKANE, Wash.--(BUSINESS WIRE)--May 24, 2010--Sterling Financial Corporation (NASDAQ:STSA) (“Sterling”), the bank holding company of Sterling Savings Bank and Golf Savings Bank, today announced an agreement for an investment from Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”) that supports Sterling’s recapitalization and recovery plan.

Under the terms of the agreement and subject to the approval of the transactions by the U.S. Treasury and the other conditions described below, Warburg Pincus would invest $139 million in Sterling. If the recapitalization transactions contemplated by the agreement are completed, Warburg Pincus would own common stock, Series B participating voting preferred stock (the “Series B stock”) and warrants representing approximately 20.5 percent of Sterling, calculated in accordance with Federal Reserve guidelines on an as-converted basis and after giving effect to the exercise of these warrants.

As part of the Warburg Pincus investment, Thomas H. Lee Partners, L.P. (“THL”) has agreed to adjust the size of its previously announced proposed investment to an amount equal to the Warburg Pincus investment. The Warburg Pincus investment will be made on substantially the same terms as THL’s investment. Upon the closing of the recapitalization transactions, the two firms would invest a total of $278 million on a combined basis, and would hold an ownership interest of approximately 40 percent of Sterling calculated on the basis described above.

As part of the Warburg Pincus investment and subject to the closing of the recapitalization transactions and required regulatory approvals, Warburg Pincus Managing Director David A. Coulter would join the Sterling board of directors. Coulter is co-head of Warburg Pincus Financial Services investment activities and brings to Sterling’s board over 30 years of banking industry experience. Coulter is the former Chairman and CEO of BankAmerica and former Vice Chairman of JP Morgan Chase. Coulter’s appointment would be in addition to the previously announced pending appointments of Les Biller, the former Vice Chairman and Chief Operating Officer of Wells Fargo, as chairman of the board and THL Managing Director Scott Jaeckel as a member of the board.

Sterling President and Chief Executive Officer Greg Seibly said, “We are pleased to announce Warburg Pincus as an investor in Sterling. Warburg Pincus is a highly successful bank sector investor that has long-standing and deep knowledge of our company. We believe that the combination of Warburg and THL represent key components in our efforts to recapitalize the company.”

David Coulter said, “We are looking forward to partnering with Greg Seibly and Les Biller in providing governance input and support for Sterling as the company continues to build on its strong regional banking franchise in the Pacific Northwest.”

Each of the Warburg Pincus and THL investments and the U.S. Treasury exchange previously announced would be conditioned upon each other and on other closing conditions, including, among others, Sterling raising a total of at least $720 million of capital (inclusive of the Warburg Pincus and THL investments and the previously announced additional capital raise), receipt of regulatory approvals and third party consents, Sterling’s maintenance of asset levels and capital ratios, the absence of material changes in the characteristics of Sterling’s loan portfolio, no occurrence of an “ownership change” that would affect the preservation of certain of Sterling’s deferred tax assets, no occurrence of a material adverse effect and no adverse change in banking or bank holding company law, rule or regulation. Closing of the recapitalization transactions are not conditioned upon receipt of any shareholder approvals.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of March 31, 2010, Sterling Financial Corporation had assets of $10.56 billion and operated 179 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling’s website at www.sterlingfinancialcorporation-spokane.com.

About Warburg Pincus

Warburg Pincus is a leading global private equity firm. The firm has more than $30 billion in assets under management. Its active portfolio of more than 110 companies is highly diversified by stage, sector and geography. Founded in 1966, Warburg Pincus has raised 12 private equity funds which have invested more than $35 billion in approximately 600 companies in more than 30 countries. Current and past bank sector investments include Webster Financial, The Bowery Savings Bank, Mellon Financial, DIME Bancorp, TAC Banc-shares, HDFC Bank, IMB Bank, Kotak Mahindra and ICICI. Some other notable financial services investments include Renaissance Re Holdings, Arch Capital Group, Aeolus Re, Metavante Technologies and Primerica. The firm has offices in Beijing, Frankfurt, Hong Kong, London, Mumbai, New York, San Francisco, São Paulo, Shanghai and Tokyo.

About Thomas H. Lee Partners, L.P. ("THL")

THL is one of the oldest and most successful private equity investment firms in the United States. Since its establishment in 1974, THL has been the preeminent growth buyout firm, raising approximately $22 billion of equity capital, investing in more than 100 businesses with an aggregate purchase price of more than $125 billion. Notable transactions sponsored by THL include Aramark, Ceridian, Dunkin' Brands, Experian, FIS, HomeSide Lending, Houghton Mifflin, Michael Foods, The Nielsen Company, Snapple, Warner Chilcott, Warner Music Group and West Corporation.

Cautionary Statement

The issuance of the securities in the transactions described in this release have not been and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: Sterling’s ability to complete the transactions announced today, future contemplated capital raises and other aspects of its recapitalization and recovery plans; Sterling’s ability to maintain adequate liquidity and its viability as a going concern; the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

CONTACT:
Sterling Financial Corporation
Investor Contacts:
Daniel G. Byrne
EVP/Chief Financial Officer
509-458-3711
or
David Brukardt
EVP/Investor & Corporate Relations
509-863-5423
or
Media Contact:
Cara Coon
VP/Communications and Public Affairs Director
509-626-5348